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                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]



July 20, 1999

MP3.com, Inc.
10350 Science Center Drive
Building 14
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by MP3.COM, INC. (the "Company") of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement"), with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the offering of up to 47,233 shares of the Company's Common Stock to be offered by the Company directly to Arkaro Holding B.V., a Netherlands Corporation (the "Common Stock"). The shares of Common Stock are to be sold together with the shares registered pursuant to Registration Statement No. 333-78545, which was declared effective earlier today (the "Initial Registration Statement"). (Such Initial Registration Statement, as amended, together with the Rule 462(b) Registration Statement, is herein referred to as the "Registration Statement.")

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the Company at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

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MP3.com, Inc.
July 20, 1999
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Cooley Godward LLP

     /s/ FREDERICK T. MUTO
By:_________________________________
         Frederick T. Muto